Exhibit 99.2

June 8, 2017

Liberty Expedia Holdings, Inc. Prices Private Offering of $350 Million of 1.0% Exchangeable Senior Debentures due 2047

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Expedia Holdings, Inc. (“Liberty”) (Nasdaq: LEXEA, LEXEB) announced today that it has priced and agreed to sell to initial purchasers in a private offering $350 million aggregate principal amount of its 1.0% exchangeable senior debentures due 2047 (the “debentures”). Liberty has also granted to the initial purchasers an option to purchase additional debentures in an aggregate principal amount of up to $50 million.

Upon an exchange of debentures, Liberty, at its option, may deliver shares of Expedia, Inc. (“Expedia”) common stock, cash or a combination of common stock and cash. Initially, 5.1566 shares of common stock are attributable to each $1,000 principal amount of debentures, representing an initial exchange price of approximately $193.93 for each share of Expedia common stock. A total of approximately 1,804,810 shares of Expedia common stock are attributable to the debentures (assuming the initial purchasers do not exercise their option to purchase additional debentures). Interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2017. The debentures may be redeemed by Liberty, in whole or in part, on or after July 5, 2022.  Holders of the debentures also have the right to require Liberty to purchase their debentures on July 5, 2022. The redemption and purchase price will generally equal 100% of the adjusted principal amount of the debentures plus accrued and unpaid interest to the redemption date, plus any final period distribution.

The offering is expected to close on June 13, 2017, subject to the satisfaction of customary closing conditions.

Liberty expects to use the net proceeds of the offering, together with cash on hand, to repay $350 million outstanding under its margin loan facility entered into by a wholly owned special purpose subsidiary. Any remaining net proceeds will be used for general corporate purposes, including to pay interest on the debentures.

The debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The debentures are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures nor shall there be any sale of debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of debentures and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Expedia Holdings, Inc.

Liberty Expedia Holdings’ (Nasdaq: LEXEA, LEXEB) principal assets consist of its interest in Expedia, Inc. and its subsidiary Vitalize, LLC (formerly referred to as Bodybuilding.com). Expedia is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. Vitalize is a holding company engaged in health, fitness, and media-related business segments. Vitalize currently has three wholly-owned operating subsidiaries: Bodybuilding, WeMotivate, and Verity Nutrition.

Liberty Expedia Holdings, Inc.

Courtnee Chun, 720-875-5420

Source: Liberty Expedia Holdings, Inc.